AGREEMENT
                                    ---------

           THIS AGREEMENT (the "Agreement"), is made and entered into as of April 20, 2000 by and among VDC Communications, Inc., a Delaware corporation ("Lender") and RARE TELEPHONY, INC. (f/k/a WASHOE TECHNOLOGY CORPORATION) ("Rare") AND CASH BACK REBATES LD.COM, INC. ("Cash Back") a Nevada and Delaware corporation, respectively (Rare and Cash Back collectively referred to as the "Borrower").

                              W I T N E S S E T H:
                              --------------------

           WHEREAS, Borrower wishes Lender to lend Borrower funds; and

           WHEREAS, as a strict condition precedent to Lender lending said funds to Borrower, Lender is requiring the execution of this Agreement.

           NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties do hereby agree as follows:

                                    ARTICLE I

                                   LOAN FUNDS

           1.1 The Lender shall lend TWO HUNDRED THOUSAND DOLLARS AND NO/100 ($200,000.00) to Borrower on the terms and conditions set forth in the Promissory Note attached hereto as Exhibit "A" (the "Loan").

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF RARE AND CASH BACK

           Rare and Cash Back hereby each represent and warrant that:

           2.1 It is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. It is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial

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condition  or its  ability  to perform  its  obligations  hereunder.  It has the individual, corporate, or company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, if it is a corporation or partnership, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or partnership action. This Agreement constitutes its legal, valid, and binding obligation.

           2.2 Neither the execution, delivery, and performance of this Agreement nor the consummation by it of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to it or any of its wholly owned subsidiaries, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, or company agreement of it or any of its wholly owned subsidiaries if it is a corporation or company, or of any material agreement or instrument to which it or any of its wholly owned subsidiaries is a party or by which it or any of its wholly owned subsidiaries is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which it or any of its wholly owned subsidiaries is a party or by which it or any of its wholly owned subsidiaries is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of it or any of its wholly owned subsidiaries.

           2.3 It is not in violation of any applicable law, or of any order, writ, injunction or decree of any court or any governmental authority. It has all the licenses, permits, consents, approvals and rights necessary to operate its business.

           2.4 In deciding to enter into this Agreement, it has not relied on any statements, representations, promises or undertaking or inducements except as set forth in this Agreement.

           2.5 To the best of its knowledge (said knowledge to include the knowledge of its agents and employees) if Rare and the Lender consummate the transaction evidenced by the letter of intent (the "Letter") attached hereto as Exhibit "B" (the "Transaction"):

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                  (a)    The creditors of Borrower shall  forgive  approximately
$570,000 in debt, so that at the closing of the Transaction, the Borrower shall not have more than $300,000 in outstanding indebtedness; and

                  (b) Network Consulting Services, Inc. shall continue to pay on all equipment leases outstanding as of the date of this Agreement for equipment used by Borrower in its business (the "Equipment") throughout the term of said leases and, at the end of said leases, assuming Borrower has paid either the $1 or FMV end of lease payment, shall ensure that title to the Equipment passes to the Borrower.

           2.6 As of April 19, 2000, Rare and Cash Back have not individually or jointly executed promissory notes or similar instruments resulting in outstanding indebtedness in excess of $870,000.

                                   ARTICLE III

                                  BREAK UP FEE

           3.1 In consideration of Lender's willingness to make the Loan to Borrower and Lender's willingness to forego interest on principal amount of the Loan (other than default interest) and in full recognition that Lender would not make the Loan to Borrower without the agreement contained in this paragraph, Rare and Cash Back agree that if Rare does not consummate the Transaction with Lender on the terms set forth in the Letter (as the same may be modified as mutually agreed by Rare and Lender) after Lender has completed its due diligence on the Transaction and received board approval for a transaction on substantially the terms set forth in the Letter within 3 months of said board approval, then (to compensate Lender for the loss of a benefit of the bargain (and not as a penalty)) Rare and Cash Back shall immediately upon demand from Lender jointly and severally pay to Lender a sum of TWO MILLION DOLLARS ($2,000,000) in cash or cash equivalent (the "Fee"). The parties agree, in this regard, that the Fee is reasonable and the damages associated with failure to consummate the Transaction are difficult to estimate.

                                   ARTICLE IV

                                  MISCELLANEOUS

           4.1    The parties shall, at their own costs and expense and  without
further   consideration,   execute  and  deliver  such  further   documents  and

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

instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

           4.2 This Agreement shall be in all respects governed by the laws of the State of New Jersey in the United States of America.

           4.3 By signing this agreement, the parties hereto agree and acknowledge that they have read this Agreement, understand it, and sign it of their own free will.

           4.4 All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by an overnight delivery service.

           4.5    The  captions  or  headings  of  the  paragraphs   or    other
subdivision hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

           4.6 The invalidity or unenforceability of any term of this Agreement shall not affect the validity or enforeceability of this Agreement or any of its other terms; in the event that any court or arbitrator determines that any provision of this Agreement is invalid or unenforceable, as the case may be, then, and in either such event, neither the enforceability nor the validity of said paragraph or section as a whole shall be affected. Rather, the scope of said paragraph or section shall be revised by the court or arbitrator as little as possible to make the paragraph or section enforceable. If the court or arbitrator will not revise said paragraph or section, then this Agreement shall be construed as though the invalid or unenforceable term(s) were not included herein.

           4.7 The recitals to this Agreement shall be deemed a part of this Agreement.

           4.8 No rule of construction requiring interpretation against the drafting party shall apply to the interpretation of this Agreement.

           4.9    Unless otherwise specified,   all  money  references  in  this
Agreement and all Exhibits thereto are in United States currency.

           4.10   Time is of the essence of this Agreement.

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

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


ATTEST:                                    "RARE"

                                           RARE TELEPHONY, INC.
/s/ Debra A. Santa Lucia
------------------------
Signature                                  By:       /s/ Thomas J. Vrabel
                                              ----------------------------------
                                                     Thomas J. Vrabel
Debra A. Santa Lucia                                 President
------------------------
Print Name


ATTEST:                                    "CASH BACK"

                                           CASH BACK REBATES LD.COM, INC.
/s/ Debra A. Santa Lucia
------------------------
Signature                                  By:       /s/ Thomas J. Vrabel
                                              ----------------------------------
                                                     Thomas J. Vrabel
Debra A. Santa Lucia                                 President
------------------------
Print Name


ATTEST:                                    "LENDER"

                                           VDC COMMUNICATIONS, INC
/s/ Louis D. Frost
------------------------
Signature                                  By:       /s/ Frederick A. Moran
                                              ----------------------------------
Louis D. Frost                                      Frederick A. Moran
------------------------                            Chief Executive Officer
Print Name

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